Exhibit 99.1

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

CORRECTION - APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

REPORTS FIRST QUARTER 2020 RESULTS

New York, NY, May 7, 2020 – In a release under the same headline issued earlier today by Apollo Commercial Real Estate Finance, Inc. (NYSE:ARI), please note that in the fifth paragraph, the time of the earnings teleconference call has been corrected to 9:00 a.m. on Friday, May 8, 2020, not 10:00 a.m. as previously stated. The corrected release follows:

Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI), today reported results for the quarter ended March 31, 2020.

First quarter 2020 net loss per share of common stock was $0.86 and Operating Earnings (a non-GAAP financial measure defined below) per share of common stock was $0.40.

“I am extremely proud of the hard work, perseverance and dedication of the team at our Manager, ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc. (together with its subsidiaries “Apollo”), that supports ARI, as we navigate and manage through the COVID-19 pandemic,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “ARI ended the quarter with over $590 million of liquidity and continues to benefit from the tremendous breadth and resources it derives from the Apollo platform.”

ARI issued a detailed presentation of the Company’s quarter ended March 31, 2020 results, which can be viewed at www.apolloreit.com.

Conference Call and Webcast:

Members of the public who are interested in participating in the Company’s first quarter 2020 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 9:00 a.m. on Friday, May 8, 2020 and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 3839797). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Friday, May 8, 2020 and ending at midnight on Friday, May 15, 2020. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 3839797. The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Operating Earnings

Operating Earnings is a non-GAAP financial measure that the Company defines as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/(losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of the Company’s convertible senior notes (the “Notes”) to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses. Beginning with the quarter ended December 31, 2018, the Company modified its definition of Operating Earnings to include the impact from forward points on its foreign currency hedges, which reflect the interest rate differentials between the applicable base rate for its foreign currency investments and USD LIBOR. These forward contracts effectively convert the rate exposure to USD LIBOR, resulting in additional interest income earned in U.S. dollar terms. These amounts may not be included in GAAP net income in the same period as this adjustment. Generally these amounts would be included in prior period GAAP net income as unrealized gains on forward currency contracts.

The weighted-average diluted shares outstanding used for Operating Earnings per weighted-average diluted share has been adjusted from weighted-average diluted shares under GAAP to exclude shares issued from a potential conversion of the Notes. Consistent with the treatment of other unrealized adjustments to Operating Earnings, these potentially issuable shares are excluded until a conversion occurs, which the Company believes is a useful presentation for investors. The Company believes that excluding shares issued in connection with a potential conversion of the Notes from the Company’s computation of Operating Earnings per weighted-average diluted share is useful to investors for various reasons, including the following: (i) conversion of the Notes to shares requires both the holder of a Note to elect to convert the Note and for the Company to elect to settle the conversion in the form of shares (ii) future conversion decisions by Note holders will be based on the Company’s stock price in the future, which is presently not determinable; (iii) the exclusion of shares issued in connection with a potential conversion of the Notes from the computation of Operating Earnings per weighted-average diluted share is consistent with how the Company treats other unrealized items in the computation of Operating Earnings per weighted-average diluted share; and (iv) the Company believes that when evaluating its operating performance, investors and potential investors consider the Operating Earnings relative to the actual distributions, which are based on shares outstanding and not shares that might be issued in the future

In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of its portfolio as adjusted to include the net interest expense related to its derivative instruments. Operating Earnings allows the Company to isolate the net interest expense associated with its swaps in order to monitor and project its full cost of borrowings. The Company also believes that its investors use Operating Earnings, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers and, as such, the Company believes that the disclosure of Operating Earnings is useful to its investors. Forward points effectively convert the Company’s foreign rate exposure to USD LIBOR, which the Company believes is a better reflection of its operating results and ARI believes the inclusion of the resulting gain or loss in Operating Earnings is useful to its investors.

A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Operating Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP.

A reconciliation of Operating Earnings to GAAP net income (loss) available to common stockholders is included in the detailed presentation of the Company’s quarter ended March 31, 2020 results, which can be viewed at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a leading global alternative investment manager with approximately $315.5 billion of assets under management at March 31, 2020.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.